EXHIBIT 99


                          BRISTOL-MYERS SQUIBB COMPANY

                          TeamShare Stock Option Plan


         1. Purpose: The purpose of the TeamShare Stock Option Plan (the "Plan") is to advance the interests of Bristol-Myers
Squibb Company, its Subsidiaries and Affiliates by giving substantially all Employees a stake in the Company's future growth, in the form of stock options, thereby improving such Employees' long-term incentives and aligning their interests with those of the Company's shareholders.

         2.        Definitions:  For purposes of this Plan:

                   (a) "Affiliate" shall mean any entity in which the Company has an ownership interest of more than 50%.

                   (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                   (c) "Common Stock" shall mean the Company's common stock (par value $.10 per share).

                   (d)       "Company" shall mean Bristol-Myers Squibb
         Company.

                   (e) "Disability" or "Disabled" shall mean qualifying for and receiving payments under a long-term disability pay plan maintained by the Company or any Subsidiary or Affiliate or as required by or available under applicable local law.

                   (f) "Employee" shall mean any individual employed by the Company or any Subsidiary or Affiliate excluding leased employees within the meaning of Section 414(n) of the Code and key executives of the Company or any of its Subsidiaries or Affiliates.

                   (g) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                   (h) "Fair Market Value" shall mean the average of the high and low sale prices of a share of Common Stock on the New York Stock Exchange, Inc. composite tape on the date of measurement or on any date as determined by the Committee and if there were no trades on such date, on the day on which a trade occurred next preceding such date.

                   (i) "Retirement" shall mean termination of the employment of an Employee with the Company or any Subsidiary or Affiliate on or after (i) the Employee's 65th birthday or (ii) the Employee's 55th birthday if the Employee has completed 10 years of service with the Company, its Subsidiaries and/or its Affiliates.

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                   (j)       "Subsidiary" shall mean any corporation which at
         the time qualifies as a subsidiary of the Company under the definition of "subsidiary corporation" in Section 424 of the Code.

         3. Shares Available for Options: The amount of shares of the Company's stock which may be issued for options granted under the Plan shall not exceed 15,000,000, subject to adjustment under Section 9 hereof.

         4. Administration: The Plan shall be administered under the supervision of the Board of Directors of the Company which shall exercise its powers, to the extent herein provided, through the agency of the Compensation and Management
Development Committee (the "Committee") appointed by the Board of Directors of the Company and shall consist of not less than three directors who shall serve at the pleasure of the Board.

         The Committee, from time to time, may adopt rules and regulations for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the terms of the Plan, as the Committee shall deem appropriate. The interpretation and construction of any provision of the Plan by the Committee shall, unless otherwise determined by the Board of Directors, be final and conclusive.

         The Committee shall maintain a written record of its proceedings. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the Committee.

         Notwithstanding the foregoing, the Committee may designate persons other than members of the Committee to carry out such responsibilities of the Committee under the Plan as it may deem appropriate. The delegation of responsibilities will be effected by written instrument executed by the Committee.

         5. Eligibility: An option may be granted to an Employee who has completed three years of service and is actively employed with the Company or any Subsidiary or Affiliate on the grant date provided the Employee regularly works or is anticipated to regularly work at least 1,000 hours in a twelve
(12) consecutive month period.

         The adoption of this Plan shall not be deemed to give any Employee any right to be granted an option to purchase Common
Stock of the Company, except to the extent and upon such terms and conditions as may be determined by the Committee.

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         6.        Stock Options:  Stock options under the Plan shall
consist of nonqualified stock options.

         Each option shall be subject to the following terms and conditions:

                   (a) Grant of Options. The Committee shall (1) determine the date(s) on which options may be granted, (2) select the Employees to whom options may be granted or offered subject to collective bargaining where required,
         (3) determine the number of shares to be covered by each option so granted, (4) determine the terms and conditions
         (not inconsistent with the Plan) of any option granted hereunder (including but not limited to restrictions upon the options, conditions of their exercise, or on the shares of Common Stock issuable upon exercise thereof), and (5) prescribe the form of the instruments necessary or advisable in the administration of options.

                   (b) Terms and Conditions of Option. Any option granted under the Plan shall be evidenced by a Stock
         Option Agreement executed by the Company and the optionee, in such form as the Committee shall approve, which agreement shall be subject to the following terms and conditions and shall contain such additional terms and conditions not inconsistent with the Plan.

                             (1) Number of Shares Subject to an Option. The Stock Option Agreement shall specify the number of shares of Common Stock subject to the Agreement.

                             (2) Option Price. The purchase price per share of Common Stock purchasable under an option will be determined by the Committee but will be not less than the Fair Market Value in U.S. dollars of a share of Common Stock on the date of the grant of such option.

                             (3) Option Period. The period of each option shall be fixed by the Committee, but no option shall be exercisable after the expiration of ten years from the date the option is granted.

                             (4)  Consideration.  Each optionee, as
                   consideration for the grant of an option, shall remain in the continuous employ of the Company or of one of its Subsidiaries or Affiliates for at least one year from the date of the granting of such option, and no option shall be exercisable until after the completion of such one year period of employment by the optionee.

                             (5)  Exercise of Option.

                                      (a)  An option shall be exercised by
                             delivering notice to the Company or its designee at such address and in such form as shall be designated by the Committee from time to time or pursuant to such other procedures that may be established by the Committee from time to time for the exercise of options.


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                                      (b)  An option shall be exercised by any
                                      of the following methods:

                                           (i)  Delivery of written notice to
                                           the Company or its designee of
                                           intention to exercise, including a
                                           certified personal check, certified
                                           broker's check or bank draft to
                                           cover the exercise price and
                                           estimated withholding taxes;

                                          (ii)  Delivery of written notice to
                                          the Company or its designee of
                                          intention to exercise, including a
                                          certified personal check, certified
                                          broker's check or bank draft to cover
                                          the exercise price and the
                                          authorization for the Company or its
                                          designee to withhold the appropriate
                                          number of shares being exercised to
                                          cover the optionee's withholding tax
                                          liability.  The certified personal
                                          check, certified broker's check or
                                          bank draft should also include the
                                          current value of one share of Common
                                          Stock;

                                         (iii)  Delivery of written or verbal
                                         notice to the Company or its designee
                                         of intention to exercise the option by
                                         means of selling the appropriate
                                         number of shares to cover the exercise
                                         price, broker's commissions and other
                                         related expenses, if any, and the
                                         authorization for the Company or its
                                         designee to withhold the appropriate
                                         number of shares being exercised to
                                         cover the optionee's withholding tax
                                         liability.  The remainder of the
                                         shares exercised will be delivered
                                         to the optionee in Common Stock.

                                      (c)       The Committee shall have the
                                      authority to establish procedures under
                                      all methods, including without limitation the designation of the brokerage firm or firms through which exercises shall be effected.

                                      (d)       Under all of the methods
                                      indicated in (b) above, the option
                                      exercise price shall be paid in full at
                                      the time of exercise in U.S. dollars,
                                      and the Company shall require the
                                      optionee to pay the Company in U.S.
                                      dollars at the time of exercise the
                                      amount of tax required to be withheld by the Company under applicable foreign, federal, state and local withholding tax laws. In no case may an option be exercised by the methods described in
                                      (i) and (ii) above as to less than 50
                                      shares at any time (or the remaining
                                      shares covered by the option if less
                                      than 50) during the term of the option;
                                      an option may be exercised as to no less than 200 shares by method (iii) unless less than 200 shares remain at the time of exercise.

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                                      (e)       Except as provided in
                                      subsections (7), (8), (9), and (10),
                                      an optionee must be an Employee at the
                                      time of exercise of an option.

                             (6) Nontransferability of Options. No option granted under the Plan shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and such option shall be exercisable, during the optionee's lifetime, only by the optionee.

                             (7) Termination. An optionee who terminates employment with the Company or any Subsidiary or Affiliate (other than by Retirement, Disability or death) subsequent to the third anniversary of the grant date may exercise such option until the earlier of three months from the optionee's termination date or the expiration of the option period set forth therein. In the case of an optionee who terminates employment prior to the third anniversary of the grant date, the option will lapse.

                             If an optionee is laid off or granted a leave of
                   absence under a policy of the Company or any Subsidiary or Affiliate, his absence from work shall be treated as though the optionee remained in the employ of the Company, Subsidiary or Affiliate, provided that (i) in the case of a leave of absence, the optionee returns to work at the end of the approved period of absence and (ii) in the case of a layoff, the optionee returns to work within twelve months of the date the period of layoff commenced. An optionee who does not return to work as set forth above shall be treated as if his employment terminated effective as of (i) the date the optionee was scheduled to return to work, in the case of an approved leave of absence and (ii) the expiration of the twelve month period, in the case of an optionee who is laid off.

                             (8)      Retirement.  An optionee who, after
                   having been continuously employed for one year subsequent to the date of the granting of an option, retires from the Company or any Subsidiary or Affiliate may exercise such option on or after the third anniversary of the date the option was granted, but in no event after the expiration of the option period set forth therein. In the case of an optionee who retires prior to completing one year of continuous service subsequent to the grant date, the option will lapse.

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                             (9)      Disability.  An optionee who ceases to be
                   actively employed by reason of Disability shall be treated as though the optionee remained in the employ of the Company or a Subsidiary or Affiliate until the earlier of (i) cessation of payments under a disability pay plan of the Company, Subsidiary or Affiliate, (ii) the optionee's death, or (iii) the optionee's 65th birthday.

                             (10) Death. In the event of the death of the optionee

                                      (a)       while in the employ of the
                                      Company or of any of its Subsidiaries or Affiliates and provided the optionee shall have been continuously employed for one year after the granting of the option, the option shall be exercisable immediately by the executors, administrators, legatees or distributees of the optionee's estate, as the case may be, but in no event after the expiration of the option period set forth therein,

                                      (b)       while in the employ of the
                                      Company or a Subsidiary or Affiliate
                                      but before the first anniversary of the
                                      grant, the option will immediately lapse,

                                      (c)       after Retirement, as defined
                                      in Section 2(i), and provided the
                                      optionee shall have been continuously
                                      employed for one year after the granting of the option, the option shall be exercisable immediately by the executors, administrators, legatees or distributees of the optionee's estate, as the case may be, but in no event after the expiration of the option period set forth therein,

                                      (d)       after termination, but within
                                      the three month period indicated in
                                      Section 6(b)(7), and provided the
                                      optionee shall have been continuously
                                      employed for three years after the
                                      granting of the option, the option shall be exercisable immediately by the executors, administrators, legatees or distributees of the optionee's estate, as the case may be, until the earlier of one year from the date of death or the expiration of the option period set forth therein.

                             In the event any option is exercised by the
                   executors, administrators, legatees or distributees of the estate of a deceased optionee, the Company shall be under no obligation to issue stock thereunder unless and until the Company is satisfied that the person or persons exercising the option are the duly appointed legal representatives of the deceased optionee's estate or the proper legatees or distributees thereof.


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                             (11)     Optionees who become Subject to Section
                   16 of the Exchange Act.   If, subsequent to the
                   grant date, an optionee becomes subject to Section
                   16 of the Exchange Act, the option and all rights of the optionee thereunder, shall terminate effective as of the day prior to such designation.

         7.        Change in Control:   In the event of a change in
control of the Company prior to the exercise of options granted under this Plan, but after the optionee has completed one year of continuous employment subsequent to the date of the granting of an option, all outstanding options shall become immediately fully vested and exercisable notwithstanding any provisions of the Plan to the contrary. For the purpose of this Plan a change in control shall be deemed to have occurred on the earlier of the following dates:

                   (a) The date any entity or person (including a "group" as defined in Section 13(d)(3) of the Exchange Act) shall have become the beneficial owner of, or shall have obtained voting control over twenty percent (20%) or more of the outstanding common shares of the Company;

                   (b) The date the shareholders of the Company approve a definitive agreement (i) to merge or consolidate the Company with or into another corporation, in which the Company is not the continuing or surviving corporation or pursuant to which any common shares of the Company would be converted into cash, securities or other property of another corporation, other than a merger of the Company in which holders of common shares immediately prior to the merger have the same proportionate ownership of Common
         Stock of the surviving corporation immediately after the merger as immediately before, or (ii) to sell or otherwise dispose of substantially all the assets of the Company; or

                   (c) The date there shall have been a change in a majority of the Board of Directors of the Company within a twelve (12) month period unless the nomination for election by the Company's shareholders of each new director was approved by the vote of three-fourths of the directors then still in office who were in office at the beginning of the twelve (12) month period.

         8. Determination of Breach of Conditions: The determination of the Committee as to whether an event has occurred resulting in a forfeiture or a termination or reduction of the Company's obligations in accordance with the provisions of the Plan shall be conclusive.

         9. Adjustment in the Event of Change in Stock: In the event of changes in the outstanding Common Stock of the Company by reason of stock dividends, recapitalization, mergers, consolidations, split-ups, combinations or exchanges of shares and the like, the aggregate number and class of shares available under the Plan, the number, class and the price of shares subject to outstanding options and the minimum number of shares that may be exercised (as set forth in Section 6(b)(5)(d)) shall be appropriately adjusted by the Committee, whose determination shall be conclusive.

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         10.       Taxes:  In connection with the transfer of shares of
Common Stock to an optionee (or at such earlier date as may be required by local law), the Company will require the optionee to pay the amount required by any applicable governmental entity to be withheld or otherwise deducted and paid with respect to such transfer ("Withholding Tax"). Subject to Section 11 hereof, an optionee shall satisfy the obligation to pay Withholding Tax by providing the Company with funds (in U.S. dollars) sufficient to enable the Company to pay such Withholding Tax or by requiring the Company to retain or to accept upon delivery thereof by the optionee shares of Common Stock sufficient in value to cover the amount of such Withholding Tax.

         11.       Employees Based Outside of the United States:
Notwithstanding any provision of the Plan to the contrary, in order to foster and promote achievement of the purposes of the Plan or to comply with provisions of laws in other countries in which the Company, its Affiliates and its Subsidiaries operate or have Employees, the Committee, in its sole discretion, shall have the power and authority to (i) determine which Employees employed outside the United States are eligible to participate in the Plan, (ii) modify the terms and conditions of any options granted to Employees who are employed outside the United States and (iii) establish subplans, modified option exercise procedures and other terms and procedures to the extent such actions may be necessary or advisable.

         12. Amendment of the Plan: The Board of Directors may amend or suspend the Plan at any time and from time to time. No such amendment of the Plan may, however, without the written consent of the optionee, alter or impair any option.

         13. Miscellaneous: By accepting any benefits under the Plan, each optionee and each person claiming under or through such optionee shall be conclusively deemed to have indicated acceptance and ratification of, and consent to, any action taken or made to be taken or made under the Plan by the Company, the Board, the Committee or any other Committee appointed by the Board. No participant or any person claiming under or through him shall have any right or interest, whether vested or otherwise, in the Plan or in any option thereunder, contingent or otherwise, unless and until all of the terms, conditions and provisions of the Plan and the Agreement that affect such participant or such other person shall have been complied with.
Nothing contained in the Plan or in any Agreement shall require the Company to segregate or earmark any cash or other property.
Neither the adoption of the Plan nor its operation shall in any way affect the rights and powers of the Company or any of its Subsidiaries or Affiliates to dismiss and/or discharge any Employee at any time.

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         The Company shall not be required to issue or deliver any
certificate or certificates for shares of Common Stock purchased upon the exercise of any option granted under the Plan prior to
(i) the admission of such shares to listing on any stock exchange on which the stock may then be listed, (ii) the completion of any registration or other qualification of such shares under any state or federal law or rulings or regulations of any governmental regulatory body, (iii) the obtaining of any consent or approval or other clearance from any governmental agency, which the Company shall, in its sole discretion, determine to be necessary or advisable, and (iv) the payment to the Company, upon its demand, of any amount requested by the Company for the purpose of satisfying its liability, if any, to withhold federal, state or local income or earnings tax or any other applicable tax or assessment (plus interest or penalties thereon, if any caused by a delay in making such payment) incurred by reason of the exercise of any option granted under the Plan or the transfer of shares thereupon.

         14. Term of the Plan: The Plan shall become effective as of December 6, 1994 by action of the Board of Directors. The
Plan shall terminate on December 5, 1999, or at such earlier date as may be determined by the Board of Directors.
Termination of the Plan, however, shall not affect the rights of optionees under options theretofore granted to them, and all unexpired options shall continue in force and operation after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

         15. Governing Law: This Plan, and the validity and construction of any options granted hereunder, shall be governed by the laws of the State of New York.



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